SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      April 17, 1997
                                                      --------------

                          The CIT Group Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


      Delaware                1-1861                        13-2994534
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      (State or other         (Commission                   (IRS Employer
      jurisdiction of         File Number)                  Identification No.)
      incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
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Registrant's telephone number, including area code     (212) 536-1950
                                                       --------------


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          (Former name or former address, if changed since last report)

Item 5.     Other Events.
            -------------

            See attached press release.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          THE CIT GROUP HOLDINGS, INC.
                                          ----------------------------
                                          (Registrant)


                                          By /s/ JOSEPH M. LEONE
                                          ----------------------------
                                          Joseph M. Leone
                                          Executive Vice President and
                                          Chief Financial Officer

Dated:  April 17, 1997

[Logo of The CIT Group, Inc.]             Contact:  Joseph M. Leone
                                                    Chief Financial Officer
                                                    (201) 740-5752

FROM:      THE CIT GROUP HOLDINGS, INC.
           1211 AVENUE OF THE AMERICAS
           NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
---------------------

              THE CIT GROUP REPORTS FIRST QUARTER 1997 EARNINGS OF
              ----------------------------------------------------

             $70.1 MILLION, UP 17.4 PERCENT OVER 1996 FIRST QUARTER;
             ------------------------------------------------------


      NEW YORK, NEW YORK, April 17, 1997 --- The CIT Group Holdings, Inc., one of the nation's largest commercial and consumer lending organizations, today reported net income of $70.1 million for the first quarter of 1997, a 17.4% increase from the $59.8 million reported for 1996. The improvement was the result of an increase in average financing and leasing assets and corresponding growth in net finance income as well as higher fees and other income.

      "CIT's first quarter results were outstanding and I am pleased by our solid overall performance, including sustained credit quality," said Albert R. Gamper, Jr., president and chief executive officer. "Our success is the product of our business diversification strategies. Despite upward pressure on interest rates and heightened competition, we are optimistic about our prospects for the remainder of 1997."

Financial highlights for 1997:

o Return on average financing and leasing assets ("AEA") for the first quarter of 1997 was 1.60%, up from 1.49% for 1996.

o Earning assets, primarily comprised of finance receivables, operating lease equipment and consumer finance receivables held for sale, totaled $19.1 billion at March 31, 1997, up

     2.9% from $18.6 billion at year end 1996. The increase was a result of strong consumer loan and small to medium ticket equipment receivable originations, additions to the operating lease portfolio and a seasonal rise in factoring receivables.

o Net finance income rose to $214.0 million (4.87% of AEA) in the first quarter of 1997 compared to $195.4 million (4.86% of AEA) in the first quarter of 1996. The improvements reflect a 9.5% increase in AEA and lower borrowing costs, offset by slightly lower yields.

o Fees and other income totaled $57.7 million in the first quarter of 1997, up from $52.7 million in 1996. The increase reflects higher gains from equipment sales and venture capital investment transactions, offset by reduced securitization activity.

o Salaries and general operating expenses for the first quarter of 1997 totaled $99.9 million compared to $95.9 million for the first quarter of 1996, a 4.2% increase. As a percentage of AEA, salaries and general operating expenses declined to 2.27% from 2.39% in 1996.

o Net credit losses during the first quarter of 1997 were $25.7 million, 0.60% of average finance receivables, compared to $25.4 million, 0.64% of average finance receivables for the first quarter of 1996.

o Depreciation on operating lease equipment for the first quarter of 1997 was $32.1 million compared to $27.5 million in 1996 as a result of growth in the operating lease portfolio.

o The effective income tax rate for the first quarter of 1997 declined to 36.7% from 38.3% for the first quarter of 1996 due to lower state and local taxes.

o Finance receivables on nonaccrual status declined to $97.8 million (0.57% of finance receivables) at March 31, 1997 from $119.6 million (0.70% of finance receivables) at the end of 1996. Finance receivables past due 60 days or more also decreased during the first quarter to $289.2 million (1.70% of finance receivables) at March 31, 1997, from $292.3 million (1.72% of finance receivables) at December 31, 1996.

o Assets received in the settlement of loans were $46.9 million at March 31, 1997 and $47.9 million at year end 1996.

o Total nonperforming assets, comprised of finance receivables on nonaccrual status and assets received in satisfaction of loans, as a percentage of finance receivables, were 0.85% at March 31, 1997 down from 0.99% at December 31, 1996.

o The reserve for credit losses increased to $222.0 million at March 31, 1997 from $220.8 million at December 31, 1996 and represented 1.30% of finance receivables for both periods.

o The ratio of total debt to stockholders' equity, including the recently issued redeemable preferred capital securities of subsidiary, was 6.25 to 1 at March 31, 1997 compared to 7.04 to 1 at December 31, 1996.


     The CIT Group Holdings, Inc. is owned 80 percent by Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world, and 20 percent by The Chase Manhattan Corporation, the largest bank holding company in the United States.

               (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)

                                      # # #

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (DOLLAR AMOUNTS IN MILLIONS)



                                                      THREE MONTHS ENDED
                                                           MARCH 31,
                                              1997   % TO AEA    1996   % TO AEA
                                           --------- -------- --------- --------

Finance income                             $   437.1  9.87%*  $   402.6   9.97%*
Interest expense                               223.1  5.00*       207.2   5.11 *
                                           ---------  ----    ---------   ----

  Net finance income                           214.0  4.87        195.4   4.86

Fees and other income                           57.7  1.31         52.7   1.31
                                           ---------  ----    ---------   ----

  Operating revenue                            271.7  6.18        248.1   6.17
                                           ---------  ----    ---------   ----

Salaries and general operating expenses         99.9  2.27         95.9   2.39

Provision for credit losses                     27.0  0.61         27.8   0.69

Depreciation on operating lease equipment       32.1  0.73         27.5   0.68

Minority interest in subsidiary holding
   solely parent company debentures              1.9  0.04           -      -
                                           ---------  ----    ----------  ----

  Operating expenses                           160.9  3.65        151.2   3.76
                                           ---------  ----    ---------   ----

Income before provision for income taxes       110.8  2.53         96.9   2.41

Provision for income taxes                      40.7  0.93         37.1   0.92
                                           ---------  ----    ---------   ----

  Net income                               $    70.1  1.60%   $    59.8   1.49%
                                           =========  ====    =========   ====

Average financing and leasing assets (AEA) $17,590.1          $16,065.6


* Excludes interest income and interest expense relating to interest-bearing deposits.

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (DOLLAR AMOUNTS IN MILLIONS)



                                                        MARCH 31,   DECEMBER 31,
                                                          1997          1996
                                                       ----------   ------------
ASSETS
------
FINANCING AND LEASING ASSETS
Loans
   Commercial                                           $ 9,996.4     $10,195.6
   Consumer                                               3,186.0       3,239.0
Lease receivables                                         3,834.0       3,562.0
                                                        ---------     ---------
   Finance receivables                                   17,016.4      16,996.6
Reserve for credit losses                                  (222.0)       (220.8)
                                                        ----------    ---------
   Net finance receivables                               16,794.4      16,775.8
Operating lease equipment, net                            1,501.9       1,402.1
Consumer finance receivables held for sale                  539.8         116.3
CASH AND CASH EQUIVALENTS                                   176.9         103.1
OTHER ASSETS                                                571.7         535.2
                                                        ---------     ---------
   TOTAL ASSETS                                         $19,584.7     $18,932.5
                                                        =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
DEBT
Commercial paper                                        $ 6,143.1     $ 5,827.0
Variable rate senior notes                                3,611.5       3,717.5
Fixed rate senior notes                                   4,829.9       4,761.2
Subordinated fixed rate notes                               300.0         300.0
                                                        ---------     ---------
   Total debt                                            14,884.5      14,605.7
Credit balances of factoring clients                      1,193.8       1,134.1
Accrued liabilities and payables                            598.8         594.0
Deferred Federal income taxes                               524.6         523.3
                                                        ---------     ---------
   Total liabilities                                     17,201.7      16,857.1

Redeemable preferred capital securities of
 subsidiary holding solely parent company debentures        250.0           -

STOCKHOLDERS' EQUITY
Common stock - authorized, issued and
   outstanding - 1,000 shares                               250.0         250.0
Paid-in capital                                             573.3         573.3
Unrealized gain on investment securities, net of taxes        8.5           -
Retained earnings                                         1,301.2       1,252.1
                                                        ---------     ---------
   Total stockholders' equity                             2,133.0       2,075.4
                                                        ---------     ---------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $19,584.7     $18,932.5
                                                        =========     =========